Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the financial statements of Gogo Inc. and subsidiaries dated April 16, 2013 (May 24, 2013 as to Note 10 and June 17, 2013 as to the effects of the 103 for 1 stock split described in Note 1) contained in Registration Statement No. 333-178727 of Gogo Inc. on Form S-1.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 26, 2013